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                                  EXHIBIT 23.1
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                       CONSENT OF INDEPENDENT ACCOUNTANTS





We consent to the inclusion in this registration statement on Amendment 2 to Form S-11 (File No. 333-2820) of our report dated August 5, 1996, on our audit of the balance sheet of Flordeco, Ltd. and our report dated August 5, 1996 on our audit of the balance sheet of Investor's Trust, Inc. We also consent to the reference to our firm under the caption "Experts."



/s/ COOPERS & LYBRAND L.L.P.
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COOPERS & LYBRAND L.L.P.


Fort Myers, Florida
August 5, 1996